                                                                    Exhibit 10.1

                             ASSIGNMENT OF CONTRACT

--------------------------------------------------------------------------------

     THIS ASSIGNMENT OF CONTRACT (this  "Assignment")  is made as of the 2nd day of  September,  2005 (the  "Assignment  Date"),  by NORTH  CAROLINA  DEVELOPMENT
PARTNERS,  LLC, a North Carolina limited liability company (the "Assignor"),  to
ENCLAVES GROUP,  INC., a Delaware  corporation (the  "Assignee"),  regarding the
Property to be acquired by the Purchaser under that certain Real Estate Purchase and Sale Agreement made effective as of August 22, 2005 (as currently in effect, the  "Purchase  Contract"),  by and between  Assignor as  "Purchaser"  and PILOT
DEVELOPERS,  LLC, a North Carolina limited liability company,  as "Seller",  the
Property  being  those  certain  parcels of land  containing  approximately  One
Hundred Fifty Three (153) acres  identified  as Tax Map Parcel Nos.  058-088 and
531-065-00,  located at Stokes Ferry & Earnhardt Roads in the City of Salisbury,
in Rowan  County,  North  Carolina,  commonly  known as the  "Drummond  Village"
Property,  together with improvements described as part of the "Property" in the
Purchase Contract and incorporated herein by reference (the "Property").

     The  parties  understand  and agree  that this  Assignment  is  subject  to confirmation  that the  Seller  has  executed  and  delivered  a consent to this
Assignment under Section 13(b) of the Purchase  Contract and that as of and from the Effective Date of this  Assignment the Seller  acknowledges  the Assignee as
"Purchaser"  under the Purchase  Contract.  On the Assignment  Date Assignee has
tendered  Twenty Five  Thousand  Dollars ($ 25,000) to Lawyers  Title  Insurance
Company  to  constitute   the  "Deposit"   under  the  Purchase   Contract  upon
satisfaction of this condition precedent.

     IN  CONSIDERATION  of the Assignee's  undertaking to pay to the Seller,  in discharge of Assignor's  obligation  under  Purchase  Contract,  the sum of Five
Million  Dollars  ($5,000,000)  and pay the  Deposit  and  settlement  costs and perform the other  obligations  of the  Purchaser  under the Purchase  Contract, together with the other covenants, warranties,  indemnities, releases, payments, and other good and valuable consideration,  the receipt and sufficiency of which are acknowledged  and accepted by the Assignor,  and to pay the Assignor the sum of Fifty Dollars  ($50.00) on the Closing Date (the  "Assignment  Fee"), due and
payable on closing of the sale and Assignee (or its designee) receiving title to the Property, the Assignor hereby ASSIGNS, TRANSFERS, CONVEYS, and DELIVERS, and the  Assignee  hereby  accepts,  the entire  right,  title,  and interest of the
Assignor in the Purchase  Contract and the  Property,  and in the other  related rights and proceeds (together the "Assigned  Property") TO HAVE AND TO HOLD unto the Assignee,  its successors and assigns, to WARRANT and TO FOREVER DEFEND, all and singular,  title to the Assigned Property, unto the Assignee, its successors and assigns,  against each and every person  whomsoever  lawfully claiming or to claim the Assigned  Property,  or any part thereof,  by,  through,  or under the
Assignor;  provided further that Assignor covenants that it will upon request of
Assignee  do,  execute,  acknowledge,  and  deliver,  or will  cause to be done, executed, acknowledged, or delivered, all such further acts, deeds, conveyances, and  assurances  as  may  reasonably  be  required  for  the  better  conveying, transferring,  assuring,  and confirming the return of the Assigned  Property to the Assignee.

     IN FURTHER CONSIDERATION of the Assignor entering into this Assignment, the
Assignee hereby agrees, in the event Assignee has not affirmatively committed to proceeding  to Closing on or before the date five (5)  business  days before the expiration of the Feasibility Period (as and if extended), upon Assignor request and  immediate  refunding to escrow of any and all deposits made by or on behalf of  Purchaser  under the  Purchase  Contract  or any related  escrow  agreement,
Assignee will reassign the Purchase  Contract to Assignor if Assignee  elects to terminate or otherwise would allow it to terminate at the end of the Feasibility
Period.

Assignment of Contract                  North Carolina Development Partners, LLC
(Drummond Village, Rowan County, NC)                        Enclaves Group, Inc.

--------------------------------------------------------------------------------

     IN WITNESS WHEREOF the undersigned authorized representatives have executed and delivered this  Assignment  intending the parties to be legally bound hereby as and for the date  hereinbelow set as the acceptance date by the Assignee (the
"Effective Date").

     ASSIGNOR:                               ASSIGNEE:

     NORTH CAROLINA
     DEVELOPMENT PARTNERS, LLC               ENCLAVES GROUP, INC.

     By: /s/ Richard J. deGorter             By: /s/ Daniel G. Hayes
         ---------------------------             -----------------------
            Richard J. deGorter                       Daniel G. Hayes
     Its:   Manager                          Its:        President
     Date:  September 2, 2005                Acceptance
                                             Date:    September 12, 2005

                                       2